Exhibit 99.1

Haymaker Acquisition Corp V Announces the Separate Trading of its Class A Ordinary Shares and Warrants Commencing November 9, 2026

New York, NY, November 9, 2026 (PRNewswire) – Haymaker Acquisition Corp V (NYSE: HYACU) (the “Company”) announced today that holders of the Company’s units may elect to separately trade the Class A ordinary shares and warrants underlying such units commencing on November 9, 2026. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The Class A ordinary shares and warrants that are separated will trade on the New York Stock Exchange (the “NYSE”) under the ticker symbols “HYAC” and “HYACW,” respectively. Those units not separated will continue to trade under the symbol “HYACU.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Haymaker Acquisition Corp V

Haymaker Acquisition Corp V is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region. The Company intends to concentrate on companies in the industrial, consumer and consumer-related products and services industries.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated date that the Class A ordinary shares and warrants may begin to trade separately and the ability for those units not separated to continue to trade on the NYSE. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the Company’s offering filed with the U.S. Securities and Exchange Commission (the “SEC”), which could cause actual results to differ from the forward-looking statements. Copies are available on the SEC’s website, www.sec.gov. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact

Christopher Bradley

Chief Executive Officer and Chief Financial Officer

cbradley@mistralequity.com